    As filed with the Securities and Exchange Commission on March 31, 2000
                                                      Registration No. 333-30746

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                       POSTEFFECTIVE AMENDMENT NO. 2 TO
                                   FORM  S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                       National Commerce Bancorporation
            (Exact name of registrant as specified in its charter)

          Tennessee                                6711                         62-0784645
(State or other jurisdiction of        (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)         Classification Code Number)       Identification Number)

                              One Commerce Square
                           Memphis, Tennessee 38150
                                (901) 523-3434

      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             --------------------

                            CHARLES A. NEALE, ESQ.
                      VICE PRESIDENT AND GENERAL COUNSEL
                       NATIONAL COMMERCE BANCORPORATION
                              ONE COMMERCE SQUARE
                           MEMPHIS, TENNESSEE 38150
                                (901) 523-3371

(Name, address, including zip code, and telephone number, including area code, of agent for service) with copies to:


            JOHN A. GOOD, ESQ.                                 EDWARD C. WINSLOW, ESQ.
          Bass, Berry & Sims PLC                 Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.
        100 Peabody Place, Suite 950                 2000 Renaissance Plaza, 230 North Elm Street,
         Memphis, Tennessee 38103                              P. O. Box 26000 (27420)
        Telephone:  (901) 543-5901                         Greensboro, North Carolina 27401
        Facsimile: (888) 543-4644                             Telephone:  (336) 373-8850
        E-Mail: jgood@bassberry.com                            Facsimile: (336) 378-1001
                                                           E-Mail: ewinslow@brookspierce.com

                             --------------------


     Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

     If any securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                             --------------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 2 to the Registration Statement on
Form S-4 (Registration No. 333-30746) includes supplemental information that was mailed to the shareholders of Piedmont Bancorp, Inc. on or about March 31, 2000 in connection with the Special Meeting of Piedmont shareholders adjourned on March 31, 2000 to be reconvened on April 11, 2000.


                        NATIONAL COMMERCE BANCORPORATION

                            SUPPLEMENTAL INFORMATION
                         FOR PROXY STATEMENT/PROSPECTUS

                              DATED MARCH 31, 2000

     The Registrant has supplemented the information contained in the proxy statement/prospectus dated March 1, 2000 provided to the shareholders of Piedmont Bancorp, Inc. in connection with the special meeting of the Piedmont shareholders adjourned on March 31, 2000 to be reconvened April 11, 2000 to approve the merger of Piedmont with and into NCBC. On March 31, 2000 NCBC distributed Supplement No. 2 to Proxy Statement/Prospectus to the record owners of Piedmont common stock. A copy of the Supplement No. 2 is attached hereto as
Exhibit 99.2. The proxy statement/prospectus as supplemented also constitutes a prospectus for the offer and sale of shares of NCBC common stock to be received by Piedmont shareholders upon consummation of the merger.

     Separately, since the date of the proxy statement/prospectus, NCBC has filed the following reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

 .   Current Report on Form 8-K dated March 20, 2000 containing the press release announcing the execution of a merger agreement between NCBC and CCB
    Financial Corporation, filed with Commission on March 21, 2000

 .   Definitive Proxy Statement on Schedule 14A in connection with NCBC annual meeting of shareholders to be held April 26,2000, filed with Commission on March 23, 2000

 .   Amendment to Current Report on Form 8-K/A dated March 20, 2000 containing
    Agreement and Plan of Merger between NCBC and CCB Financial Corporation dated as of March 17, 2000 and Stock Option Agreement between NCBC and CCB Financial Corporation dated as of March 17, 2000, filed with Commission on March 24, 2000

 .   Annual Report on Form 10-K filed with Commission on March 27, 2000

 .   Current Report on Form 8-K dated March 27, 2000 containing audited financial statements of CCB Financial Corporation as required by Rule 3-05 of Regulation S-X and unaudited condensed combined pro forma financial information as required by Article 11 of Regulation S-X

Each of the foregoing has been incorporated by reference into the proxy statement/prospectus.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on March 31, 2000.

                                    National Commerce Bancorporation


                                    By:  /s/ Thomas M. Garrott
                                         ---------------------
                                         Thomas M. Garrott
                                         Chairman of the Board, President and
                                         Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               Signature                               Title                        Date
               ---------                               -----                        ----
       /s/ Thomas M. Garrott
--------------------------------------    Chairman of the Board, President     March 31, 2000
           Thomas M. Garrott                 and Chief Executive Officer
                                           (Principal Executive Officer)
                                                    and Director
       /s/ Lewis E. Holland
---------------------------------------     Vice Chairman, Treasurer and       March 31, 2000
           Lewis E. Holland                   Chief Financial Officer
                                          (Principal Financial Officer and
                                          Principal Accounting Officer) and
                                                       Director
       /s/  Mark A. Wendel
---------------------------------------    Accounting Officer (Principal       March 31, 2000
            Mark A. Wendel                      Accounting Officer)

                    *
---------------------------------------               Director                 March 31, 2000
         Frank G. Barton, Jr.

                   *
---------------------------------------               Director                 March 31, 2000
         R. Grattan Brown, Jr.

                   *
---------------------------------------               Director                 March 31, 2000
        Bruce E. Campbell, Jr.

                   *
--------------------------------------                Director                 March 31, 2000
          John D. Canale, III

                   *
--------------------------------------                Director                 March 31, 2000
       James H. Daughdrill, Jr.



               Signature                               Title                        Date
               ---------                               -----                        ----

                   *
--------------------------------------                Director                 March 31, 2000
       Thomas C. Farnsworth, Jr.


--------------------------------------                Director                 ________, 2000
           R. Lee Jenkins


--------------------------------------                Director                 ________, 2000
        W. Neely Mallory, Jr.

                 *                                    Director                 March 31, 2000
--------------------------------------
       James E. McGehee, Jr.

                 *                                    Director                 March 31, 2000
--------------------------------------
       Phillip H. McNeill, Sr.

                 *                                    Director                 March 31, 2000
--------------------------------------
       Harry J. Phillips, Sr.


--------------------------------------                Director                 __________, 2000
          J. Bradbury Reed

                *                                     Director                 March 31, 2000
--------------------------------------
         William R. Reed, Jr.

                *                                     Director                 March 31, 2000
--------------------------------------
          G. Mark Thompson


                    *

 By: /s/      Charles E. Neale
    ----------------------------------
              Charles E. Neale
             As Attorney-in-Fact

Item 21.        Exhibits and Financial Statement Schedules

     The following exhibits are filed as part of this Post-Effective Amendment No. 2 to the Registration Statement or are incorporated by reference herein:


Exhibit
Number             Description of Exhibits
-------            -----------------------

23.1       Consent of Ernst & Young LLP (filed herewith)

23.2       Consent of KPMG LLP (filed herewith)

99.1       Form of Piedmont Proxy (filed herewith)

99.2       Supplement No. 2 to Proxy Statement/Prospectus, dated March 31, 2000
           (filed herewith)